Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

Pass Through Certificates, Series 2015-1

of

LATAM AIRLINES GROUP S.A.

As set forth in the prospectus, dated                     , 2014 (the “Prospectus”), of LATAM Airlines Group S.A. (the “Company”) and in the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s offer to exchange (the “Exchange Offer”) registered Class A Pass Through Certificates and Class B Pass Through Certificates, Series 2015-1 (collectively, the “New Certificates”) for any and all of its outstanding Class A Pass Through Certificates and Class B Pass Through Certificates, Series 2015-1, respectively (collectively, the “Old Certificates”), if (i) certificates representing such Old Certificates to be tendered for exchange are not immediately available, or (ii) certificates representing such Old Certificates, the Letter of Transmittal, or any other documents cannot be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed prior to 5:00 p.m., New York City time, on the Expiration Date. This form may be delivered by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth below. All capitalized terms used but not defined herein shall have the meanings given to them in the Prospectus, unless the context otherwise indicates.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2014, UNLESS THE EXCHANGE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD CERTIFICATES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent:

WILMINGTON TRUST COMPANY

1100 North Market Street

Wilmington, Delaware 19890

Attn: Drew H. Davis

Ref: LATAM Airlines Group S.A. 2015-1 EETC

By Facsimile:

(302) 636-4140

Confirm by Telephone:

(302) 636-6182

Delivery of this instrument to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate face amount of Old Certificates set forth below pursuant to the guaranteed delivery procedures set forth under the section “The Exchange Offer – Guaranteed Delivery Procedures” in the Prospectus.

The undersigned understands that tenders of Old Certificates will be accepted only in minimum denominations of $200,000 or integral multiples of $1,000 in excess thereof. The undersigned understands that tenders of Old Certificates pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Certificates may also be withdrawn if the Exchange Offer is terminated without any such Old Certificates being exchanged thereunder or as otherwise provided in the Prospectus under the section “The Exchange Offer – Withdrawal of Tenders.”

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized Signatory:

Class and Face Amount of Old

Certificates Tendered:

Certificate No(s). of Old

Certificates (if available):

Date:
Name(s) of Registered Holder(s):

Address:

Area Code and Telephone No.:

If Old Certificates will be delivered by book-entry transfer at The Depository Trust Company, insert Depository Account No.:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Certificates exactly as its (their) name(s) appear(s) on the certificate(s) for Old Certificates or on a security position listing as the owner of Old Certificates, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es):

Name (s):

Capacity:

Address(es):

Do not send Old Certificates with this form. Old Certificates should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby (a) represents that each holder of Old Certificates on whose behalf this tender is being made “own(s)” the Old Certificates covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Certificates complies with Rule 14e-4, and (c) guarantees that, within five business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal or a facsimile thereof, or an Agent’s Message (as defined in the section “The Exchange Offer – Book-Entry Transfer” in the Prospectus) in lieu of the Letter of Transmittal, together with certificates representing the Old Certificates covered hereby in proper form for the transfer (or confirmation of the book-entry transfer of such Old Certificates into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

The undersigned acknowledges that it must deliver the Letter of Transmittal, or an Agent’s Message in lieu of the Letter of Transmittal, and Old Certificates tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:

Address:

Area Code and Telephone No.:

Authorized Signature

Name:

Title:

Date: